Exhibit 10.49
MPLX GP LLC NON-MANAGEMENT DIRECTOR COMPENSATION POLICY
(as Amended and Restated Effective November 15, 2024)
Directors of MPLX GP LLC (the “Company”) who are not employed by the Company or one of its subsidiaries or affiliates (“Non-Management Directors”) shall receive compensation for their services on the Board of Directors of the Company (the “Board”) and related committees as set forth below in this Compensation Policy (“Policy”). This Policy amends and restates the Policy that was effective January 1, 2019. This Policy, as amended and restated herein, is effective November 15, 2024, and applies to compensation provided to Non-Management Directors on and after such date. The Policy as previously in effect applies to compensation provided to Non-Management Directors prior to November 15, 2024.
The equity awards (“Awards”) granted under this Policy will be made pursuant to the MPLX LP 2018 Incentive Compensation Plan or any successor plan approved by the Board (the “Plan”). This Policy shall apply to those Awards made in denominations of Units and other similar awards granted to Non-Management Directors under the Plan.
The Plan and this Policy are intended to conform to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury Regulations and other interpretive guidance issued thereunder (“Section 409A”), and, in all respects, shall be administered and construed in accordance with such requirements.
1. Non-Management Director Compensation. Non-Management Directors’ compensation will be determined by the Board and will consist of the following components, each in such amount as set by the Board from time to time: (i) an annual retainer for Board service, (ii) additional annual cash retainers as applicable for service as lead director and/or chair of a standing Board committee, and (iii) an annual award of Phantom Units, as defined below.
Each Non-Manager Director who is a member of the Conflicts Committee will also receive a meeting fee in the amount of $1,500 per meeting for each Conflicts Committee meeting such Non-Management Director attends in a calendar year in excess of six meetings for such calendar year.
All expenses incurred by Non-Management Directors to attend meetings of the Board and related committees, and otherwise attend to Company business will either be fully paid or reimbursed by the Company.
2. Grants of Phantom Unit Awards; Payment of Cash Retainers.
(a) Phantom Unit Awards. The Phantom Unit awards (“Phantom Units”) component of each Non-Management Director’s compensation shall be awarded as follows:
(i)    Transition Awards. On a quarterly basis for the first two calendar year quarters in 2025, i.e., on January 1, 2025, and on April 1, 2025, with each installment being equal to one-fourth of the annualized Phantom Unit award amount set by the Board from time to time. On the first trading day of each such calendar year quarter, each Non-Management Director then in office will automatically receive an award under the Plan (each a “Transition Award”, and along with Annual Awards, each an “Award”) of a number of Phantom Units, including any fractional Phantom Units, determined as set forth herein, and such Transition Awards will bear a “Grant

Date” of that first trading day of such quarter. The number of Phantom Units subject to the April 1, 2025, award shall be prorated by a factor equal to the number of calendar days beginning on April 1, 2025, through the date of the annual meeting of the shareholders of Marathon Petroleum Corporation divided by 91.
The number of Phantom Units subject to each Transition Award shall be determined by dividing one-quarter of the annualized Phantom Unit award amount, or such other pro-rated amount as applicable, by the closing market price of MPLX LP (the “Partnership”) common units as reported on the Consolidated Tape System on the Grant Date (or, where the Grant Date falls on a non-business day, the closing market price of MPLX LP common units as reported on the Consolidated Tape System on the last trading day prior to the Grant Date).
The amounts in this subparagraph 2(a)(i) are subject to proration in the event a Non-Management Director commences service on the Board during the applicable calendar year quarter (in which case, pro-ration will be calculated based on the number of days that the Non-Management Director is expected to serve on the Board during the applicable calendar year quarter relative to the total days in such calendar year quarter, and the Grant Date shall be the date of the Non-Management Director’s commencement of service on the Board) and adjustment as provided herein.
(ii)    Annual Awards. On an annual basis, beginning on the first business day after the date of the annual meeting of the shareholders of Marathon Petroleum Corporation (“MPC”), which date for purposes of the award of Phantom Units is the “Grant Date.” On the Grant Date, each Non-Management Director then in office will automatically receive an award under the Plan (each an “Annual Award”, and along with Transition Awards, each an “Award”) of a number of Phantom Units, including any fractional Phantom Units, determined as set forth herein.
The number of Phantom Units subject to each Annual Award shall be determined by dividing the annualized Phantom Unit award amount set by the Board from time to time, or such other pro-rated amount as applicable, by the Award Fair Market Value. As used in this subparagraph, “Award Fair Market Value” means the average daily closing market price of MPLX LP common units as reported on the Consolidated Tape System for the 30 calendar days preceding the Grant Date; provided, however, that the Board may specify an alternate methodology to determine such value.
The amounts in this subparagraph 2(a)(ii) are subject to proration in the event a Non-Management Director commences service on the Board during the applicable calendar year (in which case, pro-ration will be calculated based on the number of days that the Non-Management Director is expected to serve on the Board during the applicable calendar year relative to the total days in such calendar year, and the Grant Date shall be the date of the Non-Management Director’s commencement of service on the Board) and adjustment as provided herein.
Each Annual Award is intended to be in consideration for the Non-Management Director’s service as a director on the Board until the one-year anniversary of the

Award’s grant date, but will be fully earned on the date of the Award; provided, that the Award will be subject to proration pursuant to subparagraph 3(c) below if the Non-Management Director has a separation from service prior to that anniversary date.
(b)    Cash Retainers. The cash retainer component of each Non-Management Director’s compensation shall be paid on a quarterly basis using calendar year quarters, on January 1, April 1, July 1, and October 1 of each calendar year, with each installment being equal to one-fourth of the applicable annualized amount set from time to time by the Board.
3. Settlement of Phantom Units; Deferral of Awards; Issuance of Units; Proration of Certain Awards; Definitions.
(a) Settlement of Phantom Units. The Phantom Units granted in an Award shall be settled in full in the form of a Unit: (i) on the one-year anniversary of Grant Date; (ii) on the Non-Management Director’s separation from service if (A) the Award is not a Transition Award and the Non-Management Director has elected to defer the settlement of his or her Award or (B) the Award is a Transition Award; or (iii) if earlier than the settlement date in clauses (i) or (ii) of this subparagraph 3(a), the Non-Management Director’s death.
(b) Issuance of Units. During the period between the Grant Date and the date the Phantom Units under an Award settle under subparagraph 3(a), the Phantom Units will be evidenced by a credit to a bookkeeping account evidencing the unfunded and unsecured right of the Non-Management Director to receive Units, subject to the terms and conditions applicable to the Phantom Units. Upon the settlement date as described in subparagraph 3(a) above, the Non-Management Director shall be entitled to receive a number of Units equal to the total of the number of Phantom Units granted under the Award and any additional Phantom Units credited pursuant to subparagraph 3(a) above with any fractional Phantom Units remaining settled in cash. Such Units shall be issued and registered in the name of the Non-Management Director. Subject to the terms of the Plan, all amounts payable to the Non-Management Director in respect of the Phantom Units, including the issuance of Units pursuant to this subparagraph (b), shall be paid as of the first day of the calendar month following the expiration of 45 days following the settlement date. The Non-Management Director shall not have the right or be entitled to exercise any voting rights, receive cash distributions or dividends or have or be entitled to any rights as a partnership unit holder in respect of the Phantom Units under an Award until such time as the Phantom Units have been settled and corresponding Units have been issued.
Upon a Non-Management Director’s separation from service on the Board on account of death, the Units of the Partnership payable on account of the settlement of an Award will be transferred to the Non-Management Director’s designated beneficiary on the first day of the calendar month following the expiration of 45 days after the Non-Management Director’s death, whichever is earlier. If there is no valid beneficiary designation by the Non-Management Director, or if the designated beneficiary or beneficiaries fail to survive the Non-Management Director or otherwise fail to take the Units payable under the settled Award, the Non-Management Director’s beneficiary shall be the Non-Management Director’s surviving spouse or, if there is no surviving spouse, the Non-Management Director’s estate.
(c) Proration. In the event of a Non-Management Director’s separation from service, including on account of death, prior to the one-year anniversary of an Annual Award, the Phantom Units attributable to such Award (and including any additional Phantom Units credited pursuant to subparagraph 3(a) above) shall be prorated by a factor equal to the number of days from the Award’s grant date to the date of the Non-Management Director’s separation from service divided by 365, with the result rounded down to the next whole Phantom Unit. This proration rule applies to the Award whether or not the Award is deferred pursuant to subparagraph 3(d) below.
(d) Deferral of Awards Other Than Transition Awards. A deferral election is valid when a Deferral Election Form is completed, signed by the Non-Management Director, and timely received by the Committee. Deferral elections are governed as follows:
(i)    No later than each Deferral Year’s Election Date, a Non-Management Director may submit a Deferral Election Form to defer until after separation from service the receipt of the Non-Management Director’s Award. In the event an individual becomes a Non-Management Director first eligible to participate in under this Policy during a Deferral Year, such Non-Management Director shall not be eligible to make a Deferral Election for any Award for that Deferral Year.
(ii)    If it does so before the last business day preceding the Deferral Year, the Committee may reject or modify any Deferral Election Form for such Deferral Year, and the Committee is not required to state a reason for such action. The Committee’s rejection or modification of any Deferral Election Form must be based upon action taken without regard to any vote of the Non-Management Director whose Deferral Election Form is under consideration, and the Committee’s rejections or modifications must be made on a uniform basis with respect to similarly situated Non-Management Directors.
(iii)    A Non-Management Director may not revoke a Deferral Election Form after the Deferral Year begins. Any writing signed by a Non-Management Director expressing an intention to revoke the Non-Management Director’s Deferral Election Form before the close of business on the relevant Election Date is a revocation.
(iv)    For any Non-Management Director who does not submit a valid Deferral Election Form to the Committee by the Election Date for a Deferral Year, the Non-Management Director’s Deferral Election Form then in effect shall remain effective for the upcoming Deferral Year. Any Non-Management Director who does not submit a valid Deferral Election Form by the Election Date and does not otherwise have a deferral election then in effect may not defer an Award for the Deferral Year.
(e)    Deferral of Transition Awards. As provided in subparagraph 3(a)(ii)(B) above, the settlement of a Non-Management Director’s Transition Award will automatically be deferred to the Non-Management Director’s separation from service (or, if earlier, the Non-Management Director’s death) and will not be subject to any deferral election by the Non-Management Director, and, further, subparagraph 3(b) will apply to such Transition Award.
(f)    Definitions. As used in this Policy (including any Deferral Election Forms), the following terms shall have the following meanings:
(i)    “Deferral Election Form” means a document designated by the Committee for the purpose of allowing a Non-Management Director to elect the deferral of an Award under paragraph 3(c).

(ii)    “Deferral Year” means the calendar year for which a Non-Management Director has elected to defer an Award.
(iii)    “Election Date” means the date established pursuant to this Policy as the date before which a Non-Management Director must submit a valid Deferral Election Form to the Committee. Notwithstanding the foregoing, the Committee may set an earlier date as the Election Date for any Deferral Year. All Election Dates shall be established in conformity with Section 409A.
(g)    Prior Awards. The Phantom Units granted under this Policy as in effect prior to November 15, 2024, shall be subject to the terms of the Policy as in effect prior to such date, and shall be settled in full in the form of a Unit for each Phantom Unit subject to this Policy as then in effect upon the earlier of the Non-Management Director’s separation from service or the Non-Management Director’s death.
4. Dividends and Cash Distributions. During the period between the Grant Date and the date the Phantom Units under an Award are settled, for any dividends and/or cash distributions paid by the Partnership on outstanding Units, the Non-Management Director shall be credited with additional Phantom Units, including any fractional Phantom Units, based on the Fair Market Value of a Unit on the date such dividend and/or cash distribution is made. Any additional Phantom Units granted pursuant to this paragraph 4 shall be subject to the same terms and conditions applicable to the Phantom Units to which these dividend and/or cash distributions relate, including, without limitation, the restrictions on transfer, forfeiture, settlement and distribution provisions contained in this Policy or the Plan.
5. Partnership Events. In the event of a reorganization, recapitalization, unit equity split, dividend, combination of equity units, merger, consolidation, rights offering or any other change in the Partnership’s legal entity structure, the number and kind of Phantom Units credited to each Non-Management Director’s accumulated deferred compensation account shall be adjusted accordingly.
6. No Assignment and Related Provisions. Except as otherwise provided under this Policy, Non-Management Directors may not sell, transfer, assign, pledge or otherwise encumber any portion of the Phantom Units and any attempt to sell, transfer, assign, pledge or encumber any portion of the Phantom Units shall have no effect. In order to ensure that MPLX GP LLC Board members bear the full risks of unit ownership, MPLX GP LLC Directors are prohibited from hedging transactions related to MPLX LP common units or pledging or creating a security interest in any MPLX LP common units.
7. Relationship to the Plan; Amendment of Policy.
(a) Relationship to the Plan. Each Phantom Unit award made under this Policy to Non-Management Directors shall be subject to the terms and conditions of this Policy and the Plan, and this Policy and the Plan shall serve as the governing award agreement and shall evidence the grants and Awards made pursuant to this Policy. This Policy is subject to the terms and conditions of the Plan and any terms or conditions not specifically set forth or provided within this Policy shall be governed by the Plan, including but not limited to the provisions required to comply with Section 409A, in particular: “separation from service” as used under this Policy shall have the same meaning as used under Section 409A; and those provisions regarding distributions to “specified employees” under Section 409A shall apply to distributions under this Policy. Except as defined in this Policy, capitalized terms shall have the same meanings given to them under the Plan. To the extent any provision of this Policy conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Policy shall be hereby deemed amended so as to carry out the purpose and intent of the Plan
(b) Amendment of Policy. The Board may amend or terminate this Policy at any time as set forth under the Plan other than an amendment which would cause any outstanding award or distribution to fail to comply with Section 409A.
(c) Reimbursement and In-Kind Benefits. Notwithstanding any provision of this Policy to the contrary, to the extent any reimbursement or in-kind benefit provided under this Policy is nonqualified deferred compensation within the meaning of Section 409A: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year; (ii) the reimbursement of an eligible expense must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.